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                                                           EXHIBIT 99(a)(1)(vii)

                              MBT FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN
                          IMMEDIATE ATTENTION REQUIRED
                   RE: DIRECTION CONCERNING TENDER OF SHARES

                                                                October 30, 2003

Dear Plan Participant:

     Enclosed are materials that require your immediate attention. They describe matters directly affecting your account in the Employee Stock Purchase Plan (the "Plan"). Read all the materials carefully. You will need to complete the enclosed Direction Form and return it in the postage paid envelope provided. THE DEADLINE FOR RECEIPT OF YOUR COMPLETED DIRECTION FORM IS 5:00 P.M., EASTERN TIME, DECEMBER 4, 2003 (UNLESS EXTENDED). YOU SHOULD COMPLETE THE FORM AND RETURN IT EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TRANSACTION DESCRIBED IN THE MATERIALS.

     The remainder of this letter summarizes the transaction and your rights and alternatives under the Plan, but you also should review the more detailed explanation provided in the enclosed materials.

BACKGROUND

     MBT Financial Corp. has made a tender offer (the "Offer") to purchase up to 1,250,000 of its common shares. The objectives of the purchase, and financial and other information relating to the Offer, are described in detail in the enclosed Offer to Purchase, which is being provided to all MBT Financial Corp. shareholders.

     As a participant in the Plan, you are directly affected, because the Offer extends to the Company's stock currently held under the Plan. Only Plan participants can tender the common shares held in their accounts in the Plan.

     You will note from the enclosed envelope that your Direction Form is to be returned to American Stock Transfer & Trust Company. Participants who fail to return a timely or properly completed Direction Form will be deemed to have declined to tender their Plan account held shares.

HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the Offer will work as follows with respect to Plan participants.

     - MBT Financial Corp. has offered to purchase up to 1,250,000 of its common shares at a price of $18.50 per share in cash.

     - If you want any of the shares that are allocated to your Plan account sold, you need to direct that they be offered (or "tendered") for sale.

     - After the deadline for the tender of shares by all shareholders, including persons who are shareholders by virtue of their Plan account holdings, American Stock Transfer & Trust Company will tabulate all tenders, and will pay for shares validly tendered pursuant to the Offer.

     - All shares validly tendered and not withdrawn will be purchased upon the terms and subject to the conditions of the Offer, including the proration provisions.

     MBT Financial Corp. will prorate the number of shares purchased from shareholders if there is an excess of shares tendered.

PROCEDURE FOR DIRECTION

     A Direction Form for making your direction is enclosed. You must complete this form and return it in the included envelope in time to be received no later than 5:00 p.m., Eastern time, on Thursday, December 4, 2003 (unless the offer is extended or amended). If your form is not received by this deadline, or if it is not fully and properly completed, the shares in your Plan account will not be tendered.
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     To properly complete your Direction Form, you must do the following:

          (1) Check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision as to which box to check as follows:

             - CHECK BOX 1 if you do not want any of the shares presently allocated to your Plan account tendered for sale and simply want the shares allocated to your Plan account to remain in your Plan account.

             - CHECK BOX 2 in all other cases and complete lines A to C of the table immediately below Box 2. (You should not complete the table if you checked Box 1). Use line A to specify the number of shares that you want to tender.

               Total the shares in lines A and B and insert the total in the box on line C. The total on this line must equal the number of shares allocated to your Plan account as shown on the address label on the reverse side of the Direction Form.

          (2) Date and sign the Direction Form in the spaces provided.

          (3) Return the Direction Form in the included postage prepaid envelope no later than 5:00 p.m., Eastern time, on Thursday, December 4, 2003 (unless this deadline is extended). Be sure to return the form even if you decide not to tender any shares.

     Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., Eastern time, on Thursday, December 4, 2003 (unless the offer is extended or amended). To be effective, a notice of withdrawal of your direction must be in writing and must be received by American Stock Transfer & Trust Company at the following address:

     American Stock Transfer & Trust Company
     59 Maiden Lane
     Plaza Level
     New York, NY 10038
     Facsimile Transmission: (718) 234-5001

     Your notice of withdrawal must include your name, address, Social Security number, and the number of shares allocated to your Plan account. Upon receipt of your notice of withdrawal by American Stock Transfer & Trust Company, your previous direction will be deemed canceled. You may direct the retendering of any shares in your account by repeating the previous instructions for directing the tendering set forth in this letter.

TENDER PROCEEDS

     For any Plan shares that are tendered and purchased by MBT Financial Corp., we will pay cash to you in accordance with the Plan provisions regarding the sale of shares from your account.

NO RECOMMENDATION

     MBT FINANCIAL CORP.'S BOARD OF DIRECTORS HAS APPROVED THIS OFFER. HOWEVER, NEITHER MBT FINANCIAL CORP., NOR ITS BOARD OF DIRECTORS NOR THE DEALER MANAGER/INFORMATION AGENT MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

FURTHER INFORMATION

     If you need information or additional forms, please call Howe Barnes Investments, Inc., toll-free, at (800) 800-4693.

     Please consider this letter and the enclosed materials carefully and then return your Direction Form promptly.

                                         Sincerely,

                                         MBT FINANCIAL CORP.
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                              MBT FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN
                                 DIRECTION FORM

               BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY
                      THE ACCOMPANYING OFFER TO PURCHASE.

     In accordance with MBT Financial Corp.'s Offer to Purchase dated October 30, 2003, a copy of which I have received and read, as a Plan participant, I hereby direct as follows (check only one box):

[ ] 1. To refrain from tendering and to hold all shares held in my Plan account.

[ ] 2. To tender shares held in my Plan account at the price of $18.50 per share, except for any shares to be held as indicated on line B below:

                   A Number of Shares Tendered:
            --------------------------------------------------------------------

                   B Number of Shares to be Held:
              ------------------------------------------------------------------

                   C TOTAL SHARES:
                   ------------------------------------------

     Provide the number of shares you want to tender on line A. Show shares to be held on line B. Total the numbers on lines A and B and insert that total number on line C. The total on line C must equal the number of shares allocated to your Plan account as shown on the Direction Form.

                                  INSTRUCTIONS

     Carefully complete the above portion of this Direction Form. Then insert today's date and sign your name in the spaces provided below. Enclose the form in the included postage prepaid envelope and mail it promptly. Your Direction Form must be received no later than 5:00 p.m., Eastern time, on Thursday, December 4, 2003. Direction Forms that are not fully or properly completed, dated and signed, or that are received after the deadline, will not be processed.

     Neither MBT Financial Corp., its Board of Directors, nor the Dealer Manager/Information Agent, nor any other party makes any recommendation to Plan participants as to whether to tender shares or to refrain from tendering shares. Each Plan participant must make his or her own decision on these matters.

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Dated: ------------------------------ , 2003            -----------------------------------------------
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